UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 19, 2015, Hakan S. Edstrom resigned as the President, Chief Executive Officer and as a director of MannKind Corporation (the “Company”), effective immediately.

(c)

On November 19, 2015, in light of Mr. Edstrom’s resignation as the Company’s President and Chief Executive Officer, the Company’s Board of Directors appointed Alfred E. Mann to the position of interim Chief Executive Officer. Mr. Mann also continues to serve as the Company’s Executive Chairman of the Board.

Mr. Mann, age 90, has been one of the Company’s directors since April 1999, the Company’s Executive Chairman of the Board since January 2015 and, before that, the Company’s Chairman of the Board from December 2001 until January 2015. Mr. Mann also previously served as the Company’s Chief Executive Officer from October 2003 until January 2015. Mr. Mann founded and formerly served as Chairman and Chief Executive Officer of MiniMed, Inc., a publicly traded company focused on diabetes therapy and microinfusion drug delivery that was acquired by Medtronic, Inc. in August 2001. He also founded, and from 1972 through 1992 served as Chief Executive Officer of, Pacesetter Systems, Inc. and its successor, Siemens Pacesetter, Inc., a manufacturer of cardiac pacemakers, now the Cardiac Rhythm Management Division of St. Jude Medical Corporation. Mr. Mann founded, and since 1993 has served as Chairman and until January 2008 as Co-Chief Executive Officer of, Advanced Bionics Corporation, a medical device manufacturer focused on neurostimulation to restore hearing to the deaf and to treat chronic pain and other neural deficits. Mr. Mann has also founded and is non-executive Chairman of Second Sight Medical Products, Inc., which is developing a visual prosthesis for the blind; Bioness Inc., which is developing rehabilitation neurostimulation systems; Quallion LLC, which produces batteries for medical products and for the military and aerospace industries; and Stellar Microelectronics Inc., a supplier of electronic assemblies to the medical, military and aerospace industries. Mr. Mann also founded and is the managing member of PerQFlo, LLC, which is developing drug delivery systems. Mr. Mann is the managing member of the Alfred E. Mann Foundation and is also non-executive Chairman of Alfred Mann Institutes at the University of Southern California, AMI Purdue and AMI Technion, and the Alfred Mann Foundation for Biomedical Engineering, which is establishing additional institutes at other research universities. Mr. Mann holds bachelor’s and master’s degrees in Physics from the University of California at Los Angeles, honorary doctorates from Johns Hopkins University, the University of Southern California, Western University and the Technion-Israel Institute of Technology and is a member of the National Academy of Engineering.

The Company is the borrower under a loan arrangement with The Mann Group LLC (the “Loan Arrangement”), an entity of which Mr. Mann is the sole member and manager. Outstanding principal under the Loan Arrangement bears interest at a fixed annual rate of 5.84%. Interest is due and payable quarterly in arrears on the first day of each calendar quarter for the preceding quarter, or at such other time as the Company and The Mann Group mutually agree. All or any portion of accrued and unpaid interest that becomes due and payable may be paid-in-kind and capitalized as additional borrowings at any time upon agreement of the parties.

The current outstanding principal amount under the Loan Arrangement, which is also the largest outstanding principal amount under the Loan Arrangement since January 1, 2014, is $49,520,906.

Since January 1, 2014, the Company has not repaid any of the outstanding principal under the Loan Arrangement or accrued interest thereon.

(e)

In connection with Mr. Edstrom’s resignation, the Company and Mr. Edstrom have reached a preliminary agreement regarding the terms of Mr. Edstrom’s separation from the Company (the “proposed separation agreement”). Pursuant to the proposed separation agreement, and provided that Mr. Edstrom does not revoke his acceptance of the agreement once reduced to writing, Mr. Edstrom would provide the Company with a general release of claims and remain employed with the Company to provide transition and other services through July 1, 2017, subject to his earlier resignation or termination by the Company. Mr. Edstrom would report to the Company’s principal executive officer during the term of the agreement.

Mr. Edstrom would be entitled to receive his base salary in effect at the time of his resignation. Mr. Edstrom would also be eligible to receive an annual bonus for 2015 in an amount equal to his average annual bonus for the past three years, but would not be entitled to receive an annual bonus for any services he performs in 2016 or 2017. The terms of the proposed separation agreement are preliminary and non-binding.

On November 20, 2015, the Company issued a press release announcing the resignation of Mr. Edstrom and appointment of Mr. Mann, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 20, 2015

Forward-Looking Statements

Statements in this report that are not strictly historical in nature are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the interim nature of Mr. Mann’s service as the Company’s Chief Executive Officer and the consideration to be provided and services to be performed pursuant to the proposed separation agreement with Mr. Edstrom. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve a number of risks and uncertainties, including the risk that the Company and Mr. Edstrom may not enter into a final, binding separation agreement and the risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2014 and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2015	MANNKIND CORPORATION

	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 20, 2015